Exhibit B
                          NATIONAL FUEL RESOURCES, INC.
                                  BALANCE SHEET

                                             AT DECEMBER 31,
                                 -----------------------------------------
                                        1999                  1998
                                 -------------------   -------------------
ASSETS
Current Assets:
  Cash and Temporary
    Cash Investments                    $ 2,304,884          $ 10,870,850
  Accounts Receivable                    17,302,485            10,181,416
  Accounts Receivable-Interco               501,474                 4,839
  Reserve for Bad Debts                    (852,910)             (653,134)
  Gas Stored Underground                  7,520,398             2,767,455
  Other Current Assets                      (84,381)              115,031
                                 -------------------   -------------------
                                         26,691,950            23,286,457
                                 -------------------   -------------------

Property, Plant, and Equipment
  Furniture and Fixtures                    777,132               548,603
Less - Accumulated DD&A                    (350,150)             (164,419)
                                 -------------------   -------------------
                                            426,982               384,184
                                 -------------------   -------------------

Other Assets                                492,300               711,664
                                 -------------------   -------------------

                                       $ 27,611,232          $ 24,382,305
                                 ===================   ===================

LIABILITIES
Current Liabilities:
  Accounts Payable                      $ 2,805,217           $ 7,224,295
  Accrued Liabilities                     1,889,506               690,365
  Accounts Payable-Intercompany             794,906             1,122,133
  Dividends Payable                         100,000                35,000
  Notes Payable - Intercompany            7,000,000             9,700,000
                                 -------------------   -------------------
                                         12,589,629            18,771,793
                                 -------------------   -------------------

Long Term Liabilities:
Deferred Income Taxes                    (1,030,679)             (889,876)
Miscellaneous Deferred Credits            2,946,774            (4,993,869)
                                 -------------------   -------------------
                                          1,916,095            (5,883,745)
                                 -------------------   -------------------

Stockholder's Equity:
  Common Stock                               10,000                10,000
  Capital Paid in Excess of Par           3,490,000             3,490,000
  Retained Earnings                       9,605,508             7,994,257
                                 -------------------   -------------------
Total Equity                             13,105,508            11,494,257
                                 -------------------   -------------------

                                       $ 27,611,232          $ 24,382,305
                                 ===================   ===================